UMB SCOUT STOCK FUND, INC.
A special meeting of the shareholders of UMB Scout Stock Fund Stock Fund and UMB Scout
Stock Select Fund Stock Select Fund
currently named the UMB Scout Growth Fund, each a series of the UMB Scout
Stock Fund,
Inc., was held on March 29, 2005.
The matters voted on by the shareholders of record as of January 31, 2005, and the results of the
vote at the shareholder meeting held
March 29, 2005, were as follows:
1.To approve the election of each of the six individuals nominated to serve on the Board.
NOMINEE AFFIRMATIVE WITHHELD TOTAL
William E. Hoffman, D.D.S. . . .. . 7,973,779.312 59,979.352 8,033,758.664
Eric T. Jager . . . . . . . . . . . 7,964,968.007 68,790.657 8,033,758.664
Stephen H. Rose . . . . . . . . . . 7,914,043.589 119,715.075 8,033,758.664
Stuart Wien . . . . . . . . . . . . 7,964,603.821 69,154.843 8,033,758.664
Andrea F. Bielsker . . . . . . .. . 7,923,562.491 110,196.173 8,033,758.664
William B. Greiner . . . . . . .. . 6,786,575.312 1,247,183.352 8,033,758.664
2. To approve an Agreement and Plan of Reorganization, pursuant to which each series of UMB
Scout Stock Fund, Inc., organized as a
Maryland corporation, would be reorganized as a separate series of UMB Scout
 Funds, a
Delaware statutory trust the Trust.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
Stock Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,198,659.538
 13,093.747 61,253.624 217,203.000 5,490,209.909
Stock Select Fund . . . . . . . . . . . . . . . . . . . . . . 2,507,385.079
518.365 9,530.311 26,115.000 2,543,548.755
3. To approve a new investment advisory agreement for each Fund.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Stock Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,196,034.966
14,140.916 62,831.027 217,203.000 5,490,209.909
Stock Select Fund . . . . . . . . . . . . . . . . . . . . . . 2,518,840.096
 14,541.348 10,167.311 0.000 2,543,548.755
4. To approve the modification or reclassification of certain fundamental investment restrictions, relating to
MATTER FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
4A Senior securities and borrowing Stock Fund 5,180,688.373 17,950.130 74,368.406 217,203.000 5,490,209.909
4B Underwriting securities Stock Fund 5,180,855.290 18,402.100 73,749.519
 217,203.000 5,490,209.909
4C Real estate Stock Fund 5,178,283.738 18,641.519 76,081.652 217,203.000
 5,490,209.909
4D Lending Stock Fund 5,206,140.441 18,900.250 47,966.218 217,203.000
5,490,209.909
4E Concentration of investments Stock Fund 5,210,529.041 17,098.242 45,379.626
 217,203.000 5,490,209.909
Stock Select Fund 2,504,998.972 2,662.334 9,772.449 26,115.000 2,543,548.755
4F Commodities Stock Fund 5,209,629.734 17,312.549 46,064.626 217,203.000
5,490,209.909
Stock Select Fund 2,504,883.617 2,777.689 9,772.449 26,115.000 2,543,548.755
4G Reclassification of certain fundamental Stock Fund 5,204,523.645 21,515.523 46,967.741 217,203.000
5,490,209.909
restrictions as non fundamental Stock Select Fund 2,504,835.447 2,796.014 9,802.294 26,115.000 2,543,548.755
5. To approve the redesignation of certain of Stock Funds investment objectives from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Stock Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,041,950.756
 1,182,457.830 48,598.323 217,203.000 5,490,209.909
6. To approve the redesignation of certain of Stock Funds investment policies from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Stock Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,041,521.629
 1,182,886.957 48,598.323 217,203.000 5,490,209.909